UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2013

NAVARRE CORPORATION

(Exact name of Registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	000-22982 (Commission File Number)	41-1704319 (I.R.S. Employer Identification No.)

7400 49th Avenue North, New Hope, MN 55428
(Address of principal executive offices)

Registrant’s telephone number, including area code: (763) 535-8333

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement

On June 11, 2013, the Compensation Committee (the “Committee”) of the Board of Directors of Navarre Corporation (the “Company”) approved the Fiscal Year 2014 Annual Incentive Plan (the “Plan”), which is filed as Exhibit 10.1 to this report and incorporated into this Item 1.01 by reference. The Plan establishes criteria to be met in order for cash bonuses to be paid to the Company’s executive officers and other management employees. Bonuses may be earned based on the achievement of certain Company financial objectives and individual goals during the fiscal year beginning April 1, 2013 and ending March 31, 2014. The Committee reserves the right to change, suspend, or discontinue the Plan at any time without prior notice to participants.

The Committee has selected the following financial objectives for Fiscal Year 2014: consolidated adjusted EBITDA, and consolidated net sales at the target levels indicated in the Plan. The Plan design contains a performance threshold requiring that, other than possible discretionary awards as discussed below, annual incentives will not be earned if the Company fails to achieve at least 85% of the consolidated adjusted EBITDA target. The Plan design also provides an opportunity for participants to earn an enhanced annual incentive based on adjusted EBITDA growth. If consolidated adjusted EBITDA exceeds the target, then the annual incentive pool is increased by 25% of the excess amount. Participants share in the enhanced annual incentive pool on a pro rata basis taking into consideration the achievement of the financial and individual objectives applicable to each participant. However, annual incentive payments under the Plan, including the growth enhancement, are capped at 150% of a participant’s target annual incentive.

The Committee approved the following target bonus opportunities for our named executive officers: Richard S Willis – 80% of base salary; and each of the Company’s other named executive officers – 50% of base salary. For the named executive officers, total bonus is based 75% on achievement of consolidated Adjusted EBITDA and 25% on achievement of consolidated net sales.

The Compensation Committee also approved a potential maximum discretionary pool of $750,000. The Compensation Committee may determine, in its discretion, to reward participants with exemplary performance during the fiscal year out of the discretionary pool whether or not the Company’s financial objectives are achieved.

Item 9.01 Financial Statements and Exhibits

      (c)    Exhibits. The following exhibit is filed with this document:

Exhibit
10.1	Annual Incentive Plan Fiscal Year 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NAVARRE CORPORATION
Dated: June 14, 2013	By:	/s/ Ryan F. Urness
		Name:	Ryan F. Urness
		Title:	General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Annual Incentive Plan Fiscal Year 2014